SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13
or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2002

Triple-S Management Corporation

(Exact name of registrant as specified in this charter)

Puerto Rico	000-49762	66-0555678

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico	00920

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 749-4949

ITEM 5. OTHER EVENTS

     On September 23, 2002 Triple-S Management Corporation (“TSM”) issued a press release announcing that it will convene its shareholders on October 13, 2002 to vote on a series of amendments to the Articles of Incorporation and By-Laws of TSM relating to changes to its capital structure in order to allow TSM to expand its base of shareholders. The proposed amendments would allow TSM to implement a proposal approved by the TSM shareholder’s in an Annual Shareholder Meeting held in April, 2001. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

99.1 Press Release dated September 23, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

	By:	/s/ Ramón Ruiz Comas

Ramón Ruiz Comas President & CEO
Date: September 24, 2002